Exhibit 99.1

Galecto Strengthens Board of Directors with Appointment of Dr. Amy Wechsler

BOSTON, October 15, 2024 (GLOBE NEWSWIRE) -- Galecto, Inc. (NASDAQ: GLTO), a clinical-stage biotechnology company focused on the development of novel treatments for cancer and fibrosis, today announced the appointment of Dr. Amy Wechsler to its Board of Directors. Dr. Wechsler brings a unique combination of expertise and a proven track record of leadership in the healthcare industry.

“We are thrilled to welcome Dr. Wechsler to our Board of Directors,” said Dr. Carl Goldfischer, Chair of the Board of Galecto. “Amy is a distinguished physician who has board certification in both dermatology and psychiatry. Her experience guiding companies through critical growth stages make her an important addition to our team as we develop novel cancer and liver treatments. We look forward to her strategic insights and contributions.”

Dr. Wechsler is board-certified in both dermatology and psychiatry and has been a practicing dermatologist since 2005. Since 2016, she has served on the Board of Directors for Bausch Health where she played a key role in supporting the company through a successful IPO. Dr. Wechsler is also an adjunct clinical professor of psychiatry at Weill Cornell Medical College. She received a B.S. in psychology, magna cum laude, Phi Beta Kappa, from Duke University and earned her M.D., Alpha Omega Alpha, from Cornell University Medical College. Dr. Wechsler also received her M.B.A. from Columbia Business School in 2024.

Dr. Wechsler commented, “I am honored to join the Galecto Board at this exciting time in the Company’s evolution as they expand their oncology pipeline. I look forward to contributing to Galecto’s mission to develop novel cancer and liver disease treatments and to collaborating with the management team and fellow Board members."

About Galecto
Galecto is a clinical-stage biopharmaceutical company committed to realizing the promise of novel treatments for cancer and liver diseases. The Company’s pipeline consists of first-in-class small molecule drug candidates that target cancer and fibrosis signaling pathways, including (i) an orally active galectin-3 inhibitor (GB1211) for the treatment of liver cirrhosis; (ii) an orally active galectin-3 inhibitor (GB1211) in combination with a checkpoint inhibitor for various oncology indications; and (iii) as recently announced, a preclinical dual inhibitor of ENL-YEATS and FLT3 (BRM-1420) for multiple genetic subsets of AML, which Galecto acquired from Bridge Medicines. Galecto intends to use its website as a means of disclosing material non-public information. For regular updates about Galecto, visit www.galecto.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about Galecto’s focus and plans for preclinical and clinical development of its product candidates and pipeline. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. For such statements, Galecto claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Galecto's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties related to the development of Galecto’s product candidates and their therapeutic potential, having adequate funds and their use, and those disclosed in Galecto’s filings with the Securities and Exchange Commission (SEC), including, but not limited to, Galecto’s Annual Report on Form 10-K, as filed with the SEC on March 8, 2024. These forward-looking statements represent Galecto's judgment as of the time of this release.

Galecto disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

For more information, contact:

Investors/US	Media/EU
Ashley R. Robinson arr@lifesciadvisors.com	Sandya von der Weid svonderweid@lifesciadvisors.com
+1 617 430 7577	+41 78 680 0538